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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2007, relating to the consolidated financial statements of DUSA Pharmaceuticals, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for share-based payments upon the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006) and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 28, 2007